EXHIBIT F

                   REPRESENTATIONS AND WARRANTIES MADE BY GAL


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     With  respect to the  purchase  of  Committed  Loans and other  Loans being initially made to the related Mortgagor on the applicable Closing Date, the Initial Purchaser and the Company agree that the Purchase Price of each such Committed Loan or Other Loan will be sent by the Initial Purchaser by wire transfer in immediately available funds to the title company designated by the Company as closing such Committed Loan or Other Loan. Each such title company shall be required by the Company to remit any excess of the Purchase Price over the actual principal amount of such Committed Loan or Other Loan to the Company by overnight delivery or wire transfer. Once a Committed Loan or such an Other Loan has been closed, the Company shall consider the Purchase Price as paid and the Company shall hold the Mortgage Note and other related and collected loan documents (including, without limitation, the documents specified in Section 3.3
(b) through (o), inclusive, and Exhibit A (except as set forth in the related Exception Schedule), in trust, as evidenced and required by a trust receipt in the form of Exhibit H attached hereto, for the Initial Purchaser until such time as the Initial Purchaser and the Company mutually agree (which time, at the reasonable request of the Initial Purchaser, shall be, except as otherwise provided in respect of the original recorded documents specified in Section 3.3
(b) and (d) and the original  title  insurance  policy  specified in Section 3.3
(f), no later than the 30th day following the applicable Closing Date) to have the Company forward such Mortgage Note and all collected documents held in trust relating to each such Committed Loan or Other Loan to the Initial Purchaser or to a custodian designated by the Initial Purchaser.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND THE INITIAL PURCHASER;
                     REPURCHASE OF PURCHASED MORTGAGE LOANS

     Section 4.1 Individual Purchased Mortgage Loans.

     The Company hereby represents and warrants to the Purchaser that, as to each Purchased Mortgage Loan, as of the applicable Closing Date:

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ML Schedule

     (a) The information set forth on the applicable Mortgage Loan Schedule is complete, true and correct as of the applicable Closing Date;

Good Title

     (b) The Mortgage Note and the Mortgage have not been assigned or pledged, and the Company has good and marketable title thereto, and the Company is the sole owner and holder of the Purchased Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation or contingent interests, shared appreciation features, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

Valid Mortgage

     (c) The Mortgage is a valid, subsisting and enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, securing the Mortgage Note's original principal balance. The Mortgage directly secures the related Mortgage Note. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage subject only to (i) the lien of current real property taxes and assessments not yet due and payable (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being acceptable to prudent mortgage lending institutions generally, and
          (iii) other matters to which like properties similarly situated and of a similar nature are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any exceptions permit-

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          ted in clauses (i), (ii) and (iii) hereof are specifically referred to in the lender's title insurance policy delivered to the originator of the Purchased Mortgage Loan. The Mortgaged Property was not, as of the date of origination of the Purchased Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Purchaser establishes in the Company a valid and subsisting first lien on the property described therein, and the Company has full right to sell and assign the same to Purchaser;

     (d) The Purchased Mortgage Loan contains no equity participation by the lender and does not provide for contingent or additional interest in the form of cash flow from the related Mortgaged Property, and the indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the related Mortgaged Property or the related Obligor;

     (e) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of Purchaser and which has been delivered to the Purchaser. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule;

     (f) No Purchased Mortgage has been satisfied, canceled, rescinded or subordinated and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, not has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release nor has any Mortgagor been released, in whole or in part, except in connection with an assumption agreement which has been delivered to the Purchaser;

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     (g)  There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Purchased Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal and interest;

     (h) There is no proceeding pending, or to the actual knowledge of the Company, threatened for the total or partial condemnation of the Mortgaged Property, or pending or, to the actual knowledge of the Company, threatened for the relocation of roadways providing access to the Mortgaged Property, nor has such proceeding occurred or is such proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Purchased Mortgage Loan or the use for which the premises were intended;

     (i) There are no mechanics or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage;

     (j) All of the improvements which were included for the purpose of determining the Appraised Value

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          of the  Mortgaged  Property  lie  wholly  within  the  boundaries  and building restriction lines of such Mortgaged Property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property, except those which are insured against by the title insurance policy referred to in clause (q) below;

     (k) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. The Mortgaged Property and the use thereof complies with all applicable Legal Requirements, including those relating to security deposits with respect to the Mortgaged Property. The Mortgaged Property is used exclusively for commercial purposes and other appurtenant and related uses. All permits, inspections, approvals, licenses, franchises and certificates required to be made or issued with respect to the use and occupancy of the Mortgaged Property, including but not limited to certificates of occupancy, licenses and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law. The Mortgaged Property complies in all respects with the Americans with Disabilities Act;

     (l) All payments required to be made up to the Closing Date for each Purchased Mortgage Loan under the terms of the related Mortgage Note have been made. No payment has been more than thirty days delinquent during the 12-month period immediately preceding the Closing Date. As to any Purchased Mortgage Loan originated within the 12-month period immediately preceding the Closing Date, no payment required under any such Purchased Mortgage Loan has ever been delinquent more than 30 days;

     (m) The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in proper form;

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     (n)  The Mortgage Note,  the related  Mortgage and the Assignment of Leases are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and the Assignment of Leases had legal capacity to execute the Mortgage Note, the Mortgage and the Assignment of Leases, and each of the Mortgage Note, the Mortgage and the Assignment of Leases have been duly and properly executed by such parties. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Purchased Mortgage Loan was originated, and, to the Company's best knowledge, no Mortgagor is currently a debtor in any state or federal bankruptcy or insolvency proceeding;

     (o) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Purchased Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involved the violation of any such laws, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to Purchaser upon reasonable demand, evidence for compliance with all such requirements;

     (p) The proceeds of the Purchased Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making, or closing or recording the Purchased Mortgage Loans were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (q)  Any  future   advances  made  prior  the  Closing   Date,   have  been
          consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan

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          Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Purchased Mortgage Loan. The Company shall not make future advances after the Closing Date;

     (r) Each Purchased Mortgage Loan is covered by an ALTA or CLTA or Texas Form T-2 mortgagee title insurance policy with an adjustable rate endorsement, if applicable, substantially in the form of ALTA Form 6.1 or 6.2 or such other generally acceptable form of policy, issued by and the valid and binding obligation of the title insurer qualified to do business in the jurisdiction where the property subject to the Mortgage is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Purchased Mortgage Loan. The Company is the sole named insured of such mortgagee title insurance policy, the assignment to the Purchaser of the Company's interest in such mortgagee title insurance policy does not require the consent of or notification to the insurer, and such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

     (s) All improvements upon the Mortgaged Property are insured by an insurer that satisfies the criteria set forth in the Company Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is

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          located, pursuant to insurance policies conforming to the requirements of Section 5.9 hereof. All individual insurance policies and all blanket insurance policies (collectively, "Hazard Insurance Policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Company, its successors and assigns, as mortgagee and/or loss payee. If upon origination of the Purchased Mortgage Loan, the Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management
          Agency   as   being   a   special   flood   hazard   area   that   has
          federally-mandated flood insurance requirements, a flood insurance policy is in effect in an amount equal to the lesser of the principal amount of the Purchased Mortgage Loan and the maximum coverage then available from a private insurance carrier (or, if flood insurance is available only from the federal or state government, in an amount equal to the maximum amount available from the federal or state government). All premiums thereon other than those not yet due and
          payable  have  been  paid.   The  Mortgage   obligates  the  Mortgagor
          thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to call an event of default or, at holder's option, to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Each
          Mortgage   requires  the   Mortgagor  to  maintain  rent  or  business
          interruption   insurance  and,  unless  otherwise  set  forth  in  the
          applicable Mortgage Loan Schedule, comprehensive general liability insurance in an amount that satisfies the criteria set forth in the Company Guidelines;

     (t) There is not default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Company has not


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          waived any default, breach, violation or event of acceleration;

     (u) The Purchased Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right or rescission, set-off, counterclaim or defense, including the defense of usury, and no such right or rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (v) The Purchased Mortgage Loans are fixed rate mortgage loans of the type set forth in the applicable Mortgage Loan Schedule. As of the Closing Date, the aggregate amount of the Purchased Mortgage Loans is as set forth in the applicable Mortgage Loan Schedule. The stated maturity of the Purchased Mortgage Loans is as set forth in the applicable Mortgagae Loan Schedule. Each Mortgage Note requires a monthly payment which, together with the Balloon Payment, is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Purchased Mortgage Loan contains terms or provisions which would result in negative amortization. The Purchased Mortgage Loan amortizes over an amortization schedule as set forth on the Mortgage Loan Schedule with a final balloon of the entire remaining principal amount of such Purchased Mortgage Loan on the stated maturity date set forth therein;

     (w) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Purchased Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the Company thereunder in substantially the form set forth in the Company Guidelines;

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     (x)  No Purchased Mortgage Loan was made for the purpose of construction or rehabilitation;

     (y) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage, the Assignment of Leases and any other Mortgage cross-collateralizing such Mortgage Note and the security interest of any applicable security agreement or chattel mortgage referred to in Section 5.1(c);

     (z) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by the Mortgagor on the Purchased Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to proper procedures, the holder of the Mortgage will be able to deliver good and marketable title to the Mortgaged Property. There is no exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedents with respect to bankruptcy and right or redemption;

     (aa) With respect to each Mortgage constituting a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (ab) The Mortgaged Property is located in the State(s) identified in the Mortgage Loan Schedule. The Mortgaged Property consists of a fee simple estate in one or more parcels of real

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          property improved by a commercial building or complex erected thereon.
          Each parcel included in the Mortgaged Property constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. The Mortgagor is not permitted to suffer, permit or initiate the joint assessment of the Mortgaged Property with any other real property constituting a separate tax lot and with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien;

     (ac) The Loan-to-Value Ratio of the related Purchased Mortgage Loan was as is set forth on the applicable Mortgage Loan Schedule and in any event less than 125%;

     (ad) The Purchased Mortgage Loan was underwritten in accordance with the Company's underwritten standards for commercial real property at the time the Purchased Mortgage Loan was originated and the Company has not made any representations to the mortgagor that are inconsistent with the Mortgage instruments used. To the extent required under applicable law, the Company was authorized to originate the Purchased Mortgage Loan at the time of origination and the Company or its Servicing Affiliate, as the case may be, was authorized to service the Purchased Mortgage Loan in the jurisdiction in which such Mortgaged Property is located at all times when the Company held such Purchased Mortgage Loan;

     (ae) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the related Mortgage Note;

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     (af) There is no  obligation  on the part of the Company or any other party to make supplemental payments in addition to those made by the Mortgagor other than any guaranty agreements delivered to the Initial Purchaser pursuant to Section 3.3 hereof;

     (ag) The origination and collection practices used by the Company or its Servicing Affiliate, as the case may be, with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and have met customary standards utilized by mortgage lenders in their commercial mortgage servicing business;

     (ah) The Mortgage Note, the Mortgage, the Assignment of Mortgage, the Assignment of Leases and any other documents required to be delivered have been delivered to the Purchaser or its designated agent. The Company is in possession of a complete Mortgage File (or a copy thereof), except those documents delivered to the Purchaser, and there are no custodial agreements in effect adversely affecting the right or ability of the Company to make the deliveries required;

     (ai) The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the premises, and all such utilities are connected so as to served the Mortgaged Property without passing over other property unless passing through valid easements thereon. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities;

     (aj) Except as set forth in the Environmental Report delivered to the Purchaser with respect to the Mortgaged Property (a true, correct and complete copy of which has been provided to the Purchaser by the Company);

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               (i)  The  Mortgaged  Property  is in  full  compliance  with  all applicable Environmental Laws, which compliance includes, but is not limited to the possession by the Mortgagor of all permits and
               other  governmental   authorizations  required  under  applicable
               Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to comply with such laws would not materially adversely affect the Mortgaged Property or the condition (financial or otherwise) of the Mortgagor. Neither the Company, nor, to the Company's best knowledge, the Mortgagor, has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Mortgaged Property is not in such full compliance,

               (ii) There is no Environmental Claim pending or, to the Company's best knowledge, threatened against the Mortgagor or against any Person whose liability for any Environmental Claim the Mortgagor has retained or may have retained or assumed either contractually or by operation of law,

               (iii) There have been and are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance, that could form the basis of any Environmental Claim against the Mortgagor or against any Person whose liability for any Environmental Claim the Mortgagor has or may have retained or assumed either contractually or by operation of law;

     (ak) There are no pending or, to the Company's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there

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          any  contemplated  improvements  to the  Mortgaged  Property  that may result in such special or other assessments;

     (al) As of the date hereof, the Company is the assignee of the Mortgagor's interest under the Leases and there are no prior assignments of the Leases or any portion of the Property Income due and payable or to become due and payable which are presently outstanding;

     (am) The Mortgaged Property is free of structural defects and in good repair and all building systems contained therein are in good working order subject to ordinary wear and tear, except as disclosed in the Engineer's Report delivered as part of the Mortgage File;

     (an) Each Lease provides for the tenant to pay a base monthly rent, percentage rent based on sales (where applicable), and such tenant's pro rata share of real estate taxes and other operating and maintenance costs, and contains other provisions customarily included in commercial leases;

     (ao) Each tenant under a Lease is in possession of only that portion of the Mortgaged Property covered by its Lease. All tenant improvements to be completed by Mortgagor under the Lease have been completed, the payment of rent under each Lease has commended, and no Leases contain any option to purchase, or any right of first refusal to purchase all or any portion of the Mortgaged Property;

     (ap) The Company has no knowledge of any circumstance or condition with respect to the Purchased Mortgage Loan that can cause such Purchased Mortgage Loan to become delinquent or adversely affect the value or marketability of such Purchased Mortgage Loan; and neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement (including the Mortgage File) or in connection with the transaction contemplated hereby contains any untrue statement of

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          fact or  omits  to  state a fact  necessary  to  make  the  statements contained herein or therein not misleading;

     (aq) Either the Mortgage contains an assignment of leases or an assignment of rents or there is a separate document providing for such assignments, either of which creates in favor of the holder thereof a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein. The Company has the full right to assign to the Initial Purchaser such assignment of leases and the lien create thereby as described in the immediately preceding sentence; and

     (ar) Except as set forth on the Mortgage Loan Schedule, the Mortgage Loan contains a provision which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in, or the creation of any lien or other encumbrance on, the related Mortgaged Property; or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or transfer; or (iii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; and there is no agreement between the Company and the Mortgagor waiving any such provision or otherwise rendering such provision ineffective.

          Section 4.2 Company Representations.

     The Company hereby represents and warrants to the Purchaser as of the date hereof and as of each Closing Date:

     (a) The Company is a Missouri corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the

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